Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257510 on Form S-3 of Realty Income Corporation and Nos. 333-181227, 333-256254 and 333-260648 on Form S-8 of Realty Income Corporation of our report dated February 23, 2021 relating to the financial statements of VEREIT, Inc. and subsidiaries, appearing as Exhibit 99.1 in the Current Report on Form 8-K of Realty Income Corporation filed on June 4, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 23, 2022